EXHIBIT 15.1

Partners:
Paul Aherne Joanne Collett Mark Cummings Stuart D'Addona Nicholas Davies Shamar Ennis James Gaden Kristen Kwok Jo Lit Callum McNeil Alice Molan Andrew Randall Rupen Shah Denise Wong	** * ***** **** *** *** **** ** * ** ****** ** ******* **	9 March 2021	JWYL/Q0149-H05009

iQIYI, Inc.

Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue, George Town

Grand Cayman KY1-9005

Cayman Islands

Dear Sirs

iQIYI, Inc.

We consent to the reference to our firm under the heading “Item 10.B. Additional Information—Memorandum and Articles of Association” and “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in iQIYI, Inc.’s Annual Report on Form 20-F for the year ended 31 December 2020 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of March 2021.

We further consent to the incorporation by reference into the Registration Statement (Form S-8 No. 333-225165) pertaining to iQIYI, Inc.’s 2000 Equity Incentive Plan and 2017 Share Incentive Plan and the Registration Statement (Form F-3 No. 333-251359) of the summary of our opinion under the heading “Item 10.B. Additional Information—Memorandum and Articles of Association” and “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in the Annual Report.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Walkers (Hong Kong)
Walkers (Hong Kong)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T  +852 2284 4566  F  +852 2284 4560  www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Ireland; ******Victoria (Australia); *******Bermuda